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                                                                 Exhibit 3(s)(1)

                             ARTICLES OF AMENDMENT
                      TO THE ARTICLES OF INCORPORATION OF
                     ICF KAISER ADVANCED TECHNOLOGY, INC.


     ICF KAISER ADVANCED TECHNOLOGY, INC., a corporation organized and existing under the Business Corporation Act of the State of Idaho (the "Corporation"), hereby does certify:

     FIRST: That the Board of Directors of the Corporation, by the written consent of all of its members, filed with minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Articles of Incorporation of the Corporation:

     RESOLVED, that the Articles of Incorporation of the Corporation be amended by deleting Article I in its entirety and inserting in its place the following new language:

                                   ARTICLE I

     The name of the Corporation is:   KAISER ADVANCED TECHNOLOGY, INC.

     SECOND: That in lieu of a meeting and vote of the stockholders of the Corporation, the sole stockholder of the Corporation, by written consent dated as of August 2, 1999, approved and authorized said amendment in accordance with the provisions of Section 30-1-145 of the Idaho Business Corporation Act.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 30-1-59 of the Idaho Business Corporation Act.

     IN WITNESS WHEREOF, ICF Kaiser Advanced Technology, Inc., has caused there Articles to be signed by Shaun M. Martin, its Vice President, and attested by Sandra D. Little, its Assistant Secretary, this 10th day of November 1999.


                                   ICF KAISER ADVANCED TECHNOLOGY, INC.
                                   (now: Kaiser Advanced Technology, Inc.)

SEAL

                                   By:  /s/ Shaun M. Martin
                                      -----------------------------------------
                                        Shaun M. Martin, Vice President


Attest:

                                   By:  /s/ Sandra D. Little
                                      -----------------------------------------
                                         Sandra D. Little, Assistant Secretary